                                 LEASE AGREEMENT

         This Lease Agreement (the "Lease") is entered into as of the 3rd day of October, 1998 by and between WAYNE REALTY TRUST, ("Landlord") established under Declaration of Trust, dated October 3, 1968, as Document No. 33672 in Book 4547, Page 146 ("Landlord") with principal place of business at 34 Washington Street, Suite DEC 7, Wellesley Hills, Massachusetts, 02481-1909, and DIRECT HIT TECHNOLOGIES, INC. ("Tenant") with a current address at 386 Washington Street, Playhouse Square, Wellesley Hills, Massachusetts 02481-6218 and after the commencement of the Lease term, with a business address at the Demised Premises (as defined below).

         WHEREAS, Landlord owns the office building located at 888 WORCESTER STREET, WELLESLEY, MASSACHUSETTS 02482 (the "Building"); and

         WHEREAS, Tenant, which is duly authorized to conduct business in the Commonwealth of Massachusetts, desires to lease the portion of the Building identified generally approximately 8,805 RENTABLE SQUARE FEET on the third floor (the common area factor within the Building is 15% rendering the suite 7,500 usable square feet), Suite 340, of the Building and outlined in red on the floor plan marked Exhibit "A" and attached hereto and made a part hereof.

         NOW THEREFORE, in consideration of the Premises and the mutual covenants set forth herein, Landlord hereby leases the portion of the Building (hereinafter referred to as the "Demised Premises") together with rights to certain common areas of the Building and of the land on which the Building is located (hereinafter the combination of the "Demised Premises" and common area will be referred to as the "Premises") pursuant to the following terms and conditions:

I.       TERM

         This Lease shall be for a term of Three (3) Years commencing on the 1st day of January, 1999 and ending on the 31st day of December, 2001.

II.      RENTAL

Beginning on January 1, 1999, Tenant agrees to pay, without notice, offset, demand or deduction, rent according to the schedule below payable in advance in equal monthly installments on or before the first day of each and every calendar month during the term hereof, and at the same rate for any fraction of a month occurring at the beginning or end of the term hereof, at Landlord's address as set forth above, or to such other place as Landlord may designate in writing.

---------------------------------------- -------------------------------------- --------------------------------------
PERIOD                                   ANNUAL                                 MONTHLY
---------------------------------------- -------------------------------------- --------------------------------------
January 1, 1999- March 31, 2000          $145,282.50                            $12,106.88
---------------------------------------- -------------------------------------- --------------------------------------
April 1, 2000 - December 31, 2001        $202,515.00                            $16,876.25
---------------------------------------- -------------------------------------- --------------------------------------


         Upon execution of this Lease Tenant agrees to pay to Landlord, $12,106.88, representing rent for the period January 1, 1999 through January 31, 1999.

                               SUBLEASE AGREEMENT

     AGREEMENT made as of the ____ day of March, 1999, by and between Direct Hit Technologies, Inc. ("Sublessor") and Capella, Inc. ("Sublessee")

WITNESSETH:

     WHEREAS, Sublessor has leased from Wellplay Associated Limited Partnership ("Major Lessor") office space known as Suite 1, Second Floor, 386 Washington Street in Wellesley, Massachusetts (the "Premises"), under an indenture of lease dated April 30, 1998 (hereinafter referred to as the "the Major Lease"), copies of said indenture being attached hereto as Exhibit "A" and made a part hereof; and

     WHEREAS, Sublessee is desirous of subleasing the entire Premises demised under the Major Lease at a base rent of $18.00 per square foot from April 1, 1999 through March 31, 2000; $20.00 per square foot from April 1, 2000 through September 30, 2000; and $22.00 per square foot from October 1, 2000 through October 31, 2001 and otherwise on substantially the same terms and conditions as the major Lease; and

     WHEREAS, Sublessor is willing to sublet said area on that basis;

     NOW, THEREFORE, for good and valuable consideration the parties agree as follows:

     1. Sublessor hereby sublets to Sublessee Suite 1 of the Second floor of the building numbered 386 on Washington Street in Wellesley, Massachusetts, shown outlined in red on Exhibit B of the Major Lease attached hereto and made a part hereof, containing approximately 2,285 rentable square feet, said figure including a common area factor, (the "Subleased Premises") for the term of 31 calendar months beginning at 12:01 a.m. E.S.T. on April 1, 1999 and expiring at 12 midnight E.S.T. on October 31, 2001.

     2. Sublessee shall pay to Sublessor as base rent of (a) the annual amount of $41,130.00 Dollars, payable in advance in equal monthly installments of $3428.00 from April 1, 1999 through March 31, 2000; (b) the annual amount of $45,700.00, payable in advance in equal Monthly installments of $3808.33 from April 1, 2000 through September 30, 2000; and (c) the annual amount of $50,270.00 payable in advance in equal monthly installments of $4189.00 from October 1, 2000 through October 31, 2001, the first installments to be paid on the execution of this Sublease and regular monthly installments to be paid during the term of this Sublease on the first day of each month commencing May 1, 1999. Sublessee shall also pay as additional rent its share of any operating cost escalation as may become the responsibility of Sublessor in accordance with the provisions of the Major Lease to which this Sublease is subject, it being understood and agreed that Sublessee's share of such operating cost escalation shall be one hundred percent (100%) of the amount for which Sublessor is responsible. Sublessee shall pay the amounts of such additional rent within ten
(10) days of the date Sublessor is required by the Major Lease to pay said amounts. Sublessee shall also pay directly to any utility company all sums due and owing for utility services provided to and used by sublessee at the Premises.

     3. Sublessee shall also pay to Sublessor a security Deposit equal to two months rent calculated at $22.00 per square foot (or a total of $8378.00). This security deposit shall be paid on the execution of this Sublease. With respect tot he Security Deposit, all terms, conditions, and covenants of Article XVII of the Major Lease shall be made part hereof and should govern, with Sublessor herein being considered as Landlord and Sublessee herein being considered as Tenant.

     4. With respect to the Premises, except for the provisions of paragraph 5 below, all terms, covenants and conditions of the Major Lease are made a part hereof, Sublessor herein being considered as Lessor and Sublessee herein being considered as Lessee, and subject to paragraph 5 below, this Sublease shall operate as though it were an assignment pro tanto.

     5. Sublessee hereby accepts the Premises "as is" and in their present condition.

     6. Notwithstanding the foregoing, it is agreed that the Premises shall be used by Sublessee for general office purposes and training classes and for no other purposes.

     7. Major Lessor has agreed to provide certain services and to perform other obligations under the Major Lease and upon reasonable notice from Sublessee of the failure of Major Lessor to perform any such obligation or provide any such service, Sublessor will promptly and diligently undertake to enforce its rights under the major Lease; provided, however, that the method and manner of seeking enforcement thereof shall be solely within the judgement and determination of Sublessor. Notwithstanding anything herein to the contrary, Sublessor shall not be liable to Sublessee for money damages on account of the failure of Major Lessor to perform any such obligations or provide any such service, nor shall any such failure constitute a constructive eviction of Sublessee.

     8. Sublessee shall not do or permit anything to be done which would cause the Major Lease to be terminated by Major Lessor or forfeited. Sublessee hereby indemnifies and holds Sublessor harmless from and against all damages of any kind which Sublessor may suffer by reason of any breach or default hereunder by Sublessee, including termination or forfeiture of the major Lease, and from and against all other liabilities, claims and damages arising during the term in the Premises or out of or in connection with the use and occupancy of the Premises by Sublessee, except to the extent Sublessor is indemnified by its insurance carriers or by Major Lessor for such liabilities, claims or damages.

     9. Sublessee shall not sublet the Premises, in whole or in part, nor assign the Sublease nor permit any interest of Sublessee in this Sublease to become vested in any third party, without the prior written consent of Sublessor and Major Lessor in each instance.

     10. Sublessee represents that with the exception of ______________, it has not dealt with a real estate broker with respect to the Premises and agrees to indemnify Sublessor from any claim for a brokerage commission in connection with this Sublease except for any commission to be paid to ______________.

     11. All prior undertakings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties with respect to the Premises, and this Sublease may not be changed or terminated orally or in any manner other than by written agreements signed by the parties.

     12. Any notice or demand from Sublessor to Sublessee or from Sublessee to Sublessor shall be deemed duly served if mailed by certified mail addressed, if to Sublessee, Capella Systems, 58 Waverly Avenue, Newton, Massachusetts 02158, attn: John Hubbard or if Sublessor, Direct Hit Technologies, Inc., 888 Worcester Road, Suite 340, Wellesley, Massachusetts 02482 or such place as Sublessor may designate in writing in the future, and the customary certified mail receipt shall be conclusive evidence of such service.

     WITNESS the execution in duplicate under seal the day and year first above written.

---------------------------------
Capella, Inc. by John Hubbard, President

---------------------------------
Direct Hit Technologies, Inc. by Michael Cassidy

Foregoing Sublease consented to:

By:

        If Tenant fails to pay all or any part of the monthly rent provided for in this Article II within seven (7) days of the date on which it is due, Tenant shall also pay a late charge equal to four percent (4%) of the unpaid rent to cover administrative fees of collection; provided, however, that Tenant shall not be required to pay such late charge the first time in any lease year (a lease year being each consecutive 12-month period between the term of this Lease commencing on the commencement date of this Lease) that Rent is not paid on or before the date on which it is due as long as such late payment is made within fourteen (14) days after the date it was due. At the beginning of each month after such rent was due, if all or any part of the monthly rent is still unpaid, Tenant shall pay an additional late charge equal to four percent (4%) of the unpaid rent. Notwithstanding anything to the contrary, the monthly rent is due and payable in advance on or before the first day of each and every calendar month during the term hereof and the above noted seven day period before a late charge is assessed is not intended to be a grace period.

        Landlord's acceptance of a lesser sum than the Rent then due shall in no event be deemed to be other than a partial installment of such rent due, and an endorsement or statement on any check or any letter accompanying any check or payment as rent shall in no event be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

III.     USE OF PREMISES

         A. PERMITTED USES AND ACCESS. The Premises are to be used only for general office purposes. Landlord services are provided between the ordinary business hours of 7:00 AM and 6:00 PM, Monday through Friday, excluding holidays. Notwithstanding anything herein to the contrary, Tenant shall have use and access to the Premises on a seven day per week, twenty-four hour per day basis. Tenant agrees that Tenant shall be responsible for obtaining and maintaining all necessary licenses, permits and approvals to carry on the permitted uses described above.

        Tenant agrees that its density of occupation shall not exceed one employee per 200 square feet of floor space in any one given area. Total density of occupation for the total leased area shall not exceed five (5) people per 1000 square feet. Landlord acknowledges that Tenant may from time to time exceed the above density of occupation, and in the event this density of occupation is exceeded, Landlord can not warrant proper heating and cooling of the Demised Premises and can not warrant that there will be any additional parking spaces available for Tenant beyond the parking allocation described in Article VI of this Lease. Tenant shall not place a load upon any floor in the Demised Premises exceeding a floor load per square foot capacity of Seventy Five pounds per square foot (75 lbs./sq.ft.) of area; and not move any safe, vault or other heavy equipment in, about or out of the Demised Premises except in such manner and at such time as the Landlord shall in each instance authorize. Tenant's machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure.

        Tenant further agrees not to use the Premises to carry on, or permit upon the Premises any offensive, noisy or dangerous trade, business manufacture or occupation, or any nuisance, or allow the Premises to be used for any purpose that will increase the rate of insurance thereon over the rate charged by reason of a use of the character herein permitted without Landlord's prior written consent and without compensating Landlord for such increase; and nothing in violation of any present or future federal, state or local law or ordinance regulating use of the Premises will be done or permitted by the Tenant in or upon said Premises or any part thereof

        Tenant shall not commit or permit any waste in or with respect to the Premises, nor generate, store or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a, "Hazardous Material"), or permit the same in or on the Premises or any parking areas provided for under this Lease. Tenant shall not dump, flush or in any way introduce any Hazardous Materials into septic, sewage or other waste disposal systems serving the Premises or any parking areas provided for under this Lease. Tenant will defend, hold harmless and indemnify Landlord and its successors and assigns against all claims, loss, cost, and expenses including attorneys' fees, incurred as a result of any contamination of the Premise with Hazardous Materials by Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees. This provision shall survive the termination of this Lease.

        B. HEATING AND AIR CONDITIONING. During normal business days and hours of 7:00AM and 6:00PM, Monday through Friday, excluding holidays, Landlord shall provide a year round heating, ventilation and air conditioning ("HVAC") system capable of producing and maintaining the following conditions in areas where there are no more than one person for every two hundred square feet and no equipment employed by tenants which generates excessive temperatures:

           Summer: Provide a temperature drop of 20 degrees Fahrenheit and relative humidity of 50% when the outside conditions do not exceed 95 degrees Fahrenheit.

           Winter: Provide a temperature inside of 68 degrees Fahrenheit when the outside temperature does not fall below 0 degrees Fahrenheit with a greater than 15 MPH wind prevailing.

        The heating and air conditioning systems shall be thermostatically controlled and zoned so as to automatically maintain preset temperature. Temperatures within a zone shall not vary more than 4 degrees Fahrenheit from the thermostatic setting.

         If Tenant intends to use the Demised Premises during nights and/or weekends and desires additional HVAC service for said non-ordinary business hours, Tenant must make special arrangements for such additional HVAC service with the Landlord during ordinary business hours at least twenty four (24) hours in advance and Tenant agrees to pay a fee which reflects a reasonable estimate of the extraordinary consumption of utilities which may be occasioned thereby. As of the commencement date of this Lease, Landlord and Tenant agree that the current reasonable estimate for the extra HVAC service is thirty dollars ($30.00) per hour for a minimum period of six (6) hours. This estimated cost is subject to increases over the term of the Lease based upon increased cost for utilities.

         C. ELECTRICITY. Tenant's use of electrical energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded, and to avert possible adverse effect upon the Building, Tenant shall give notice to Landlord whenever it shall connect to the Building's electrical distribution system any fixtures, appliances or equipment other than a reasonable quantity of lamps, personal computers, printers, typewriters, copiers, fax machines and similar office machines for standard office type uses.

        Any additional feeders or risers to supply Tenant's electrical requirements other than those set forth in EXHIBIT "A", and all other equipment proper and necessary in connection with such feeders and risers shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Landlord's reasonable judgment, such additional feeders, risers or dedicated circuits are permissible and will not cause or create danger or injury to the Building or cause or create a dangerous condition or unreasonably interfere with the other Tenants of the Building.

         D. RULES AND REGULATIONS. Tenant agrees to comply with all rules and regulations Promulgated by Landlord from time to time for the operation of the Building including, but not limited to, those currently adopted, as shown on Exhibit "C" attached hereto and uniformly enforced to all tenants in the building.

IV.     TAXES, UTILITIES AND JANITORIAL SERVICES

        A. LANDLORD'S RESPONSIBILITY. Except as provided in Article V hereof, Landlord agrees to pay all real estate taxes and assessments levied against the Premises, provided, however, Landlord's failure to make such payments shall not constitute a default by Landlord hereunder unless such failure causes Tenant to be no longer able to use the Premises for the Permitted Uses, and at its own cost and expense to furnish the following services and utilities during the ordinary business hours described above, in Article III:

         1. Original (and replacement) installation of lamps, bulbs, ballasts, and starters in electrical light fixtures.

         2. Upkeep of grounds and other common area, and removal of snow and ice from parking areas and sidewalks.

         3. Janitorial services in accordance with Landlord's instruction sheet; a copy of which is attached hereto and made a part hereof and marked Exhibit "B". Tenant from time to time will have boxes from the delivery of office supplies (i.e., paper, files, etc.) which it will break down and Landlord will removed in addition to its nightly emptying of office waste receptacles.

         4. Electric current for lights, ordinary business machines and air conditioning as detailed in Article III of the Lease, paid for by Tenant directly to the utility company as detailed in Article IV.B. of the Lease.

         5. Heat of the Demised Premises as detailed in Article III of the Lease.

         6. Water and Sewer for all bathrooms, kitchenettes and drinking fountains within the Building.

        Landlord does not warrant that any services supplied by Landlord will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or any reason beyond the reasonable control of Landlord. Except as noted below, no interruption of service shall:

         a. Be considered an eviction or disturbance of Tenant's use and possession of the Demised Premises;
         b. Make Landlord liable to Tenant for damages;
         c. Entitle Tenant to an abatement of rent; or
         d. Relieve Tenant from performing Tenant's obligations under this Lease.

         B.    TENANT'S RESPONSIBILITY.

         1. It is understood that any cardboard boxes, large amounts of trash or other items not considered routine office trash will be promptly removed from the Premises by Tenant at Tenant's expense in accordance with all applicable legal requirements. Tenant shall not allow any large amounts of trash to accumulate.

         2. Tenant agrees to assume complete financial responsibility for electric meter #84181286, under Tenant's name, representing charges for provided overheat lighting, wall plugs and supplementary air conditioning unit for the Demised Premises during the term hereof.

         3. Personal Property Tax to city or town.

V.      ESCALATIONS

           A. OPERATING EXPENSES (EXCLUDING REAL ESTATE TAXES).

        The basic rental, outlined in Article II hereunder, includes the 1997 actual per-square-foot costs being paid by Landlord to operate the Building, of which the Demised Premises forms a part. The current per-square-foot costs are outlined in EXHIBIT "D" attached hereto.

        If during the term of this Lease, commencing January 1, 2000, the total of the per-square-foot operating costs increases over that set forth in EXHIBIT "D", Tenant agrees to pay its proportionate share of such increase (the "Operating Increase"). Tenant's proportionate share shall be determined by multiplying the Operating Increase by the Demised Premises Fraction (7,500/31,755). Landlord may make a reasonable estimate of the expected per-square-foot Operating Increase, and may bill Tenant for its proportionate share thereof as additional monthly rental hereunder.

        Landlord will render a yearly accounting of the actual square foot costs incurred, and Tenant agrees to pay any shortfall between Tenant's estimated payments made and the total square foot costs incurred by Landlord. In the event the total per-square-foot costs incurred by Landlord prove to be less than the amount estimated by

Landlord and paid by Tenant, then Landlord shall refund any overpayment to Tenant by either applying, at Landlord's option, any overpayment to Tenant's future estimated payments or by lump sum refund.

         B.       REAL ESTATE TAXES.

     The basic rental, outlined in Article II hereunder, includes the 1997 actual per-square-foot real estate taxes currently paid by the Landlord for the Building, of which the Demised Premises forms a part. This per-square-foot real estate tax is outlined in Exhibit "D".

     If, in any real estate tax billing period or portion thereof during the term of this Lease, commencing January 1, 2000, the real estate taxes levied against the Building, on an annual basis, increase over those shown on EXHIBIT "D" Tenant agrees to pay its proportionate share of the increase in said real estate taxes (the "Tax Increase"). Tenants proportionate share shall be determined by multiplying the Tax Increase by the Demised Premises Fraction (7,500/31,755), defined above. Landlord may make a reasonable estimate of the expected per-square-foot Tax Increase and may bill Tenant for its proportionate share as additional monthly rental hereunder.

     Landlord will render a yearly accounting of the actual per-square-foot real estate taxes incurred, and Tenant agrees to pay any shortfall between Tenant's estimated payments made and the real estate taxes incurred by Landlord.

     C. PAYMENT OF ESCALATIONS.

     Tenant is obligated to pay such estimated and actual cost increase referred to in Sections A and B above, upon receipt of Landlord's billing or notice of same. Landlord shall furnish Tenant with a statement which sets forth, in reasonable detail, the basis for escalation.

VI.     SIGNS AND PARKING

        Landlord agrees to supply and install identifying signs for Tenant similar to those employed for other Tenants in the Building, at the main entrances to the Building and to the Demised Premises. Tenant shall in no event place any signs on the exterior or interior of the Building, or within the Demised Premises which will be visible from the exterior of the Building.

        Tenant, its employees and visitors, shall be allowed to use the general parking areas designated for the Building in common with others entitled thereto, in accordance to the following parking ratio. The parking ratio for the Building is four (4) unassigned parking spaces per 1,000 square feet rented.

VII.       MAINTENANCE, REPAIR AND SURRENDER

         A. Landlord agrees to maintain in good condition and repair the roof, foundations, structural components, common areas, HVAC systems, plumbing in the common-non areas, and windows of the Premises. Landlord shall not be required to make any such repairs where same were caused or taken by any acts or omission or negligence of Tenant its agents, invitees, licensees, visitors, or contractors.

         B. Tenant agrees that during the initial term of this Lease or any extension thereof, and for such further time as Tenant may hold the Demised Premises or any part thereof, it will:

         a. Keep the Demised Premises and the improvements therein in such repair, order and condition as the same are in at the commencement of the term or may be put in during the continuation thereof, reasonable use and damage by fire or Other unavoidable casualty alone excepted;

         b. Not cause the Demised Premises to be overloaded, damaged or defaced, reasonable use and wear and damage by fire or other unavoidable casualty alone excepted; and

         c. At the expiration or other termination of the Lease, yield up the Demised Premises and all keys, lock, Landlord's fixtures connected therewith, and all erections and additions thereon made to or upon the Demised Premises with the consent of Landlord, unless otherwise directed by Landlord, broom clean in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other unavoidable casualty alone excepted.

VIII.    ACCESS

         Landlord shall have the right to enter into and upon the Demised Premises or any part thereof, at all reasonable hours, for the purposes of (a) examining the same, (b) making such repairs or alterations therein as may be necessary provided that reasonable efforts be made to avoid undue interference with the conduct of Tenant's business, (c) showing the Demised Premises to prospective purchasers, mortgagees and the like; and (d) during the final six
  (6) months of the term or any extension thereof, showing the Demised Premises to prospective tenants.

         As appurtenant to the Demised Premises, Tenant shall have the right to use all elevators, hallways, stairways and such other common areas as are necessary for entrance to and exit from the Demised Premises and the Premises, together with common driveways giving access to parking areas.

IX       SUBLEASE AND CHANGE OF AUTHORIZED SIGNATORY

         Tenant may sublet the Demised Premises, in whole or in part, only to any wholly-owned subsidiary, or to any corporation (a "parent corporation") of which Tenant is a wholly-owned subsidiary, or to any wholly-owned subsidiary of a parent corporation now or hereafter organized, provided that Tenant shall provide Landlord with prior written notice of such sublet and provided further that Tenant shall remain liable hereunder.

         If, however, Tenant desires to sublet the whole or any part of the Demised Premises to any other party, Tenant shall first: (a) pay Landlord, in advance, a nonrefundable processing fee for the review of the proposed sublet in the amount of TWO THOUSAND FIVE HUNDRED DOLLARS (S2,500.00) and (b) provide Landlord with written data pertaining to the proposed subtenant, including but not limited to the name of the proposed subtenant and its principle address and key officers, trustees or other persons holding control; financial statements for the proposed subtenant; a statement of the business activities of the proposed subtenant and its proposed use of the Demised Premises; proposed floor plans for the Demised Premises (if changes are requested); the proposed terms and form of the sublease agreement; the number of persons who will occupy the Demised Premises pursuant to the proposed sublease; and such other items as Landlord may reasonably request. Landlord shall have the option of (i) consenting to the proposed sublease in writing, (ii) rejecting such proposed sublease and providing Tenant with reasonable grounds therefor, or (iii) canceling this Lease in writing as it applies to the area proposed to be subleased and relieving Tenant of any further liability hereunder as to such area.

         Except for a written cancellation pursuant to item (iii) above, Tenant shall in all events remain fully liable under this Lease. Any subtenants shall also become directly liable to Landlord for all obligations of Tenant under this Lease without relieving Tenant of any liability; provided, however, that Landlord shall have the right to require that all payments made under this Lease continue to be made by Tenant. In no event shall Tenant have any right to assign, directly or indirectly, its rights or obligations under this Lease. Reasonable grounds for Landlord's rejection of a proposed sublease include, without implied limitations, the following: (a) the proposed subtenant's financial responsibility does not meet the same criteria Landlord used to select tenants for the Building, (b) the proposed subtenant's business is not suitable for the Building considering the businesses of other tenants in the Building and the Building's prestige or image, or (c) the proposed use is inconsistent with the permitted uses described in Article III hereof Consent to one sublease pursuant to the terms hereof shall not waive the requirements of this provision with respect to subsequent subleases, and all subsequent subleases shall be subject to all terms and provisions contained herein.

         If Landlord consents to the proposed sublease in writing and if the terms of the sublease are such that the subtenant is paying Tenant MORE RENT than the rent detailed in Article II of the primary Lease between Landlord and

Tenant, then Tenant will be required to pay to Landlord as additional rent the difference between the rent the subtenant is paying to Tenant and the rent that Tenant is obligated to pay to Landlord under the terms of this Lease.

         If, during the term of this Lease, or any extension hereunder, Tenant shall, through sale or transfer, diminish or liquidate its ownership or authority to the extent that the authorized signatory becomes, or will become, invalid or null and void with respect to this Lease or any future agreement between Landlord and Tenant, then Tenant shall notify Landlord in writing of such sale or transfer and shall supply to Landlord information (including, but not limited to, financial statements, names of principals, nature of business, etc.) regarding the sale or transfer of Tenant's ownership or authority whereupon, Landlord and Tenant agree to amend said Lease to incorporate Tenant's change of ownership or authorized signatory. Should Tenant fail to provide said notice and information required by Landlord, then Landlord and Tenant agree that the provisions and rights outlined in this Article IX shall apply to any transfer or diminution of the ownership or authority of the authorized signatory of Tenant hereunder.

X.       SUBORDINATION TO MORTGAGES

        This Lease shall be subject and subordinate to the lien(s) of any current mortgage or mortgages of record and to any ground leases of the Premises, as well as any such mortgage or mortgages or ground leases which may hereafter be recorded, against the real estate of which the Demised Premises are a part, and the recording of any such mortgage or mortgages or ground leases shall be prior in lien and interest to this Lease irrespective of the date of recording. Tenant agrees to execute any instrument which Landlord or any mortgagee or ground lessor may deem necessary to further effect the subordination of this Lease to any such mortgage or mortgages or ground leases, provided, however, that this subordination is subject to the condition that notwithstanding any default in any such mortgage or ground lease or any foreclosure thereof or default or termination thereunder, this Lease shall remain in full force and effect and Tenant shall be permitted to remain in quiet and peaceful possession of the Demised Premises throughout the term hereof and any extension, so long as Tenant shall not be in default under this Lease.

        Tenant shall within ten (10) business days after receipt of written request therefor, execute and deliver to Landlord an Estoppel Certificate, certifying as to (i) the accuracy of the Lease, (ii) the commencement and termination dates of the Lease, (iii) the Lease being unmodified and in full effect, or in full effect as modified, stating the date and nature of any modification, (iv) whether Landlord is in default under the Lease or whether Tenant has any claims, demand, offsets or other rights against Landlord and, if so, specifying the default, claim, offset demand or right, and (v) any other reasonably ascertainable fact covered by the Lease. Such Estoppel Certificate may be relied upon by Landlord and any third party with which Landlord is dealing, and Tenant's failure to execute and deliver such Estoppel Certificate shall be a default hereunder.

XI.      INSURANCE AGAINST FIRE AND OTHER PERILS

        Landlord shall keep the Building in which the Demised Premises are located (including all improvements and alterations made thereto by Landlord or Tenant) insured against damage or destruction by fire, and other perils commonly covered under an extended coverage endorsement to the extent of the full insurable value thereof, subject to customary deductibles. Landlord shall be responsible for determining the amount of fire and extended coverage insurance to be maintained. Such insurance shall be maintained for the protection of both Landlord and Tenant and in case of loss or damage, the proceeds thereof shall be applied on account of the obligation of Landlord to repair and/or rebuild the Premises to the extent required under the provisions of Article XIV hereof. Landlord may maintain such insurance under a blanket policy or policies.

        Tenant shall insure its furnishing, fixtures, equipment and partitions against fire, vandalism and other perils with "all-risks" insurance in an amount equal to 100% of the replacement cost thereof. Tenant shall provide Landlord with a certificate evidencing such insurance and any renewals thereof

XII.     TENANT'S PUBLIC LIABILITY AND PROPERTY INSURANCE

        Tenant shall, at all times, while it occupies the Demised Premises keep in full force and effect, at its own cost, a policy or policies of general public liability and property damage insurance with respect to the Demised Premises, written by a company or companies qualified to do business in Massachusetts, in which the limits of (i) public liability shall be not less than $500,000/$500,000 and (ii) property damage liability shall be not less than $1,000,000. The policy or policies shall name Landlord and its property manager as additional insured and shall contain a clause that such insurance cannot be canceled or changed without first giving Landlord thirty (30) days prior written notice. Tenant may maintain such insurance under a blanket policy or policies. Tenant shall furnish Landlord with certificates evidencing such insurance and any renewals thereof.

XIII.      INDEMNIFICATION

         Tenant shall save Landlord harmless and indemnified from all injury, death, loss, claims or damage to any person or property while on the Premises (unless caused by the negligence or willful misconduct of Landlord, his employees, agents, licensees or contractors), and from and against all injury, death, loss, claim or damage to any person or property wherever occurring occasioned by any act, neglect or default of Tenant. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all cost, expenses and reasonable attorney's fees and expenses that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

         Tenant agrees that Landlord shall not be responsible or liable for any loss or damage to any personal property belonging to Tenant, its employees or invitees, unless such loss or damage is caused through the negligence or willful misconduct of Landlord, his employees, agents, licensees or contractors.

XIV.     FIRE, CASUALTY OR TAKING

         If the Premises or any part thereof are damaged or destroyed in whole or in part by fire or other casualty, or demolished by the order or action of any public authority, this Lease shall, except as other wise provided herein, remain in full force and effect and Landlord shall, to the extent of insurance proceeds actually received by Landlord on account of such casualty, promptly and with dispatch, repair and rebuild the Premises so as to restore them to their condition before such damage, destruction or demolition, provided that Landlord shall not be responsible for delays in such reconstruction and restoration for causes beyond Landlord's control. There shall be an abatement of rent equitably proportional to the loss of use of the Demised Premises because of such damage, destruction or demolition, and such abatement shall commence as of the time of the damage, destruction or demolition and continue until the completion of the reconstruction and restoration. If the Building of which the Demised Premises are a part is destroyed or damaged by fire or other casualty within the scope of Landlord's fire and extended coverage insurance so that more than forty percent (40%) of the Demised Premises are rendered untenantable, or if the Building is destroyed or damaged from any other cause so that more than sixty percent (60%) of the Building are rendered untenantable, either party may, at its own election, by written notice to the other party, within sixty (60) days after such destruction terminate this Lease.

         Notwithstanding the foregoing, Landlord shall have no obligation to restore the Premises following a casualty occurring in the last nine (9) months of the term of this Lease, or to incur restoration costs in excess of the actual amount of insurance proceeds made available to Landlord by its insurer and not retained by a mortgagee or ground lessor of Landlord. In the event Landlord reasonably determines that actual insurance proceeds will be insufficient to cover the cost of restoration, Landlord shall have the option of (a) terminating this Lease by 30 days written notice to Tenant or (b) giving Tenant the option of (x) paying for the uninsured portion of the restoration costs or (y) terminating this Lease by 30 days written notice to Landlord.

         If the whole of the Premises is taken by condemnation, then this Lease shall terminate as of the date of such taking. If forty percent (40%) or more of the Premises is taken by condemnation, Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after receipt of notice of such taking. If the Lease is terminated by reason of taking or condemnation, the rent from the date of the taking shall totally abate; if the

Lease is not so terminated, the rent shall abate proportionately according to the area of the floor space of the Demised Premises which is taken by condemnation, from the time Tenant vacates the condemned area.

         Tenant assigns and grants to Landlord all right, title and interest, present or prospective, in any award due or made because of a taking by condemnation, except any award expressly designated for relocation of Tenant.

XV.      ALTERATIONS

         Tenant shall have the right, at its own expense, to decorate and redecorate the Demised Premises and to make any nonstructural alterations and changes it shall deem expedient to the better conduct of its business, provided that (a) Tenant submits complete plans of such alterations and/or changes to Landlord for approval, such approval not to be unreasonably withheld, (b) such alterations and/or changes do not injure the structural safety of either the Demised Premises, the Premises or the Building, and in no way diminish the value of either, (c) such alterations and/or changes are to be completed by Landlord's managing agent, Haynes Management Inc., in a first class workmanlike manner, employing building standard materials of good quality and complying with all proper governmental requirements, (d) Tenant will save Landlord harmless from all claims or liabilities because of damage or injury to any person or property occasioned by or growing out of such change or alterations,. and (e) Tenant will preserve the Premises and the Building at all times free of liens for labor and materials'. At the termination of this Lease or any extension thereof, the alterations shall remain as the property of Landlord unless Landlord expressly requests Tenant to remove such alterations, in which case Tenant shall do so and repair any damage caused by such removal.

XVI.     DEFAULT

         If (a) Tenant shall neglect or fail to perform or observe any of the covenants or conditions contained herein and on its part to be performed or observed, and Tenant shall fail to cure said breach or default (i) within five
(5) days after written notice of said breach or default with respect to rent or any other money payment or (ii) within twenty-five (25) days after written notice of any other breach or default unless such breach or default is not of the type which can be cured within twenty-five (25) days, in which case Tenant shall commence to cure such breach or default within twenty-five (25) days and shall pursue such cure to completion diligently, or (b) the estate hereby created shall be taken on execution or by other process of law, or (c) any assignment shall be made of Tenant's property for the benefit of creditors or otherwise, or (d) a receiver shall be appointed for any part of Tenant's property, or (e) any proceedings shall be commenced by or against Tenant under any bankruptcy or insolvency law now or hereafter enacted, then in any such case, Landlord and/or the agents of Landlord may immediately or at any time thereafter and without further demand or notice (x) physically enter into and upon the Demised Premises or any part thereof in the name of the whole and repossess the same, or (y) make an entry by written notice of same given to Tenant at the address listed herein or such other address as Landlord has been notified of, in writing, and Landlord may thereafter expel Tenant and those claiming through or under it and remove its effects, forcibly, if necessary, without being deemed guilty of any mariner of trespass and without prejudice to any remedies which might otherwise be used for arrearages of rent or antecedent breaches of covenant, and upon either such form of entry the Lease shall terminate.

         Tenant covenants that in case of any such termination it will indemnify Landlord against all loss of rent and other payments, including damages which Landlord may incur by reason of such termination (including any reasonable attorney's fees incurred by Landlord in enforcing its rights against Tenant, and pro-rata reimbursement for any brokerage fee paid in connection with Tenant's aborted tenancy) during the remainder of the term and any extension thereof, said payments to be made from time to time upon demand of Landlord.

         Notwithstanding anything in the foregoing to the contrary, if Tenant fails to make timely payment of any rental or other monetary payment required herein due on more than two occasions within any period of twelve consecutive months after notice as aforesaid, Tenant shall be deemed to have defaulted and to have forfeited any right to cure or remedy any subsequent default, and in such event Landlord shall immediately obtain the rights set forth in the preceding paragraph and shall not be required to furnish Tenant with any further notice with respect to such subsequent default; or, if Landlord does not so elect and Tenant has accumulated three months or more of rent in arrears, then Tenant agrees to be liable for any and all costs incurred by Landlord, including reasonable attorney's fees, in collecting same.

         Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith, upon demand, all such sums, together with interest thereon at a rate equal to five percent (5%) over the Prime Rate.

         Except as otherwise expressly provided for in this Lease, failure on the part of the Landlord to complain of any action or nonaction on the part of Tenant, no matter how long the same may continue, shall never be a waiver by Landlord of any rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by the other.

XVII.    ARBITRATION

         The parties agree that any dispute which pertains to their respective rights and duties under this Lease or with regard to what either of them is obliged to do or not do with respect to the Premises or the Building itself, except for Landlord's entitlement to possession for non-payment of rent, shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association, and any award or finding made shall be final and binding upon them and judgment thereon may be entered in any court having jurisdiction thereof.

XVIII.   LANDLORD EOUITY INTEREST

         Tenant agrees that in connection with any and all claims arising out of this Lease pertaining to the Demised Premises, it shall have recourse only to Landlord's interest in the Building and not the individual assets of Landlord.

XIX.     NOTICES

         Notices required to be given hereunder shall be in writing and shall be deemed to be duty given and effective as of the date of (i) when delivered personally, (ii) 72 hours after mailed by registered or certified mail, return receipt requested, (iii) via fax or (iv) the day after deposited with a recognized carrier who provides overnight delivery service and evidence of delivery or refusal (such as but not limited to FedEx, Purolator Courier, UPS, or U.S. Postal Service Overnight Delivery), addressed to Landlord at 34 Washington Street, Suite DEC 7, Wellesley Hills, Massachusetts 02481-1909 and to Tenant at the Demised Premises, or to such other addresses as either Landlord or Tenant may hereinafter furnish to the other in writing. Notices required hereunder may be given to the Landlord, his lawyer, or his managing agents.

XX.      ENTIRE AGREEMENT

         This Lease and the Exhibits attached hereto and made a part hereof constitute the entire agreement between Landlord and Tenant and incorporates all of the covenants, agreements, conditions and understanding concerning the Demised Premises to be performed by Landlord or Tenant during the term hereunder. Further, this Lease supersedes and renders void any promise, agreement or condition, whether expressed or implied between the parties hereto, their representatives, assigns and legal representatives. This agreement can only be amended in writing, and any such amendment is effective only when fully executed by all parties.

XXI.     BROKER

        Except for Spaulding & Slye and Neelon Associates, Inc., Landlord and Tenant represent and warrant to the other that it has not directly or indirectly dealt with any Broker, with respect to the leasing of the Building, or had its attention called to the Building, by any broker. Wayne Realty Trust shall be responsible for paying any brokerage commission payable to Spaulding & Slye and Neelon Associates, Inc. in connection with this Lease. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person, or firm, with whom such party has dealt in connection with the execution and delivery of this Lease.

XXII.    APPLICABLE LAW

           This Lease shall be governed by and construed in accordance with Massachusetts law.

XXIII.     SURRENDER OF PREMISES AND HOLDING OVER

        Tenant shall surrender possession of the Premises on the last day of the term hereof and Tenant waives the right to any notice of termination or notice to quit. Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear excepted, first removing therefrom all goods and effects of Tenant that are not attached to the Premises.

        Upon the expiration of this Lease or if the Premises should be abandoned by Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind, or character, on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by Tenant, and individuals and entities deriving their rights through Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to Tenant therefor and the proceeds thereof shall belong to Landlord and as compensation for the removal and disposition of such property. Tenant agrees to reimburse Landlord for any expenses Landlord may incur in the removal or disposal of Tenant's property, trash, or debris left in the Demised Premises after the expiration of this Lease.

        If Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to THREE (3) TIMES the monthly rent required to be paid under this Lease during the last year of term hereof. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

XXIV.      SECURITY FOR TENANT'S PERFORMANCE

         As security to Landlord that Tenant will carry out the monetary obligations described in this Lease, the parties agree upon the following arrangement. Upon execution of this Lease Amendment, Tenant shall deposit with Landlord an IRREVOCABLE LETTER OF CREDIT in the face amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) (the "Letter of Credit'), for the benefit of Landlord, its successors or assigns; similar to the sample Irrevocable Letter of Credit shown on EXHIBIT "F" attached hereto and made a part hereof. In the event of an uncured monetary default of Tenant under this Lease, or in the event of nonrenewal of the Letter of Credit by Tenant at least thirty (30) days prior to its stated expiration date, Landlord shall have the right to draw upon the Letter of Credit from time to time to cure any such default. The Letter of Credit shall be maintained and renewed by Tenant on an annual basis for the term of this Lease.

        In the event of an uncured monetary default hereunder or the failure of Tenant to deliver to Landlord a renewed or replacement Letter of Credit at least thirty (30) days prior to the stated expiration date of the Letter of Credit, Landlord may present a certificate to Lender certifying an uncured monetary default of Tenant under this Lease and requesting a specific draw on the Letter of Credit IN THE AMOUNT TO cure any such default. Tenant shall CAUSE THE LETTER OF CREDIT TO BE AMENDED OR REISSUED SO THAT the full $150,000.00 stated amount of the Letter of Credit shall be reinstated within fifteen (15) days following any such partial draw.

        If this Lease is terminated due to an uncured monetary default of Tenant, Landlord may elect to draw down the full stated amount of the Letter of Credit to satisfy existing or future Lease obligations of Tenant for unpaid rent or other monetary or maintenance obligations imposed on Tenant by this Lease. This provision shall in no way alter or diminish Landlord's obligation to mitigate its damages hereunder and any Letter of Credit funds held by Landlord in excess of Landlord's reasonable expenses to re-let the Demised Premises and to compensate Landlord for rent reserved or due from Tenant through the stated expiration date of this Lease, shall be refunded to Tenant.

        Tenant shall have the right to cure any monetary default under this Lease prior to a draw by Landlord under the Letter of Credit by paying to Landlord the principal amount of any such default, plus any accrued interest thereon pursuant to the applicable provisions of this Lease. Any such curing, on Tenant's part, however, shall not undermine or alter in any way Landlord's rights under this Lease. Landlord's resort to the Letter of Credit shall not alter or modify Landlord's remedies under this Lease including, without limitation, Landlord's right to terminate this Lease pursuant to the third paragraph of Article XVI if Tenant fails timely to make any rental or other monetary payment more than two (2) consecutive times within any period of twelve
(12) consecutive months.

        AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective successors, assigns and legal representatives.

        IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this Lease this 3rd day of October, 1998.

LANDLORD: WAYNE REALTY TRUST              TENANT: DIRECT HIT TECHNOLOGIES, INC.



By: /s/ G. Arnold Haynes                  By: /s/ Michael Cassidy
    -------------------------------           ------------------------------
     G. Arnold Haynes, Trustee                Michael Cassidy, CEO

                                   EXHIBIT "B"

                          JANITORIAL INSTRUCTION SHEET

DAILY - CORE OF BUILDING

         GENERAL

         1.    Dust mop all floors and spot mop where necessary.
         2.    Empty waste receptacles.
         3.    Clean and sanitize water coolers.
         4.    Clean glass on entrance doors to building.
         S.    Sweep/vacuum stairways.
         6.    Sweep (or mop) elevator floor.
         7.    Vacuum all carpeting.
         8.    Vacuum entrance mats.

         RESTROOMS

         1.    Sweep and mop floors with disinfectant.
         2.    Clean and sanitize all fixtures.
         3.    Clean and polish mirrors.
         4.    Refill dispensers.
         5.    Empty waste receptacles.

         6. Wipe down with disinfectant all toilet partitions.

WEEKLY - CORE OF BUILDING

         GENERAL

         1.    Mop/vacuum stair-ways.
         2.    Mop entrances
         3.    Mop elevator.

DAILY - OFFICE AREAS

             1. Empty waste receptacles. (normal office trash in waste baskets only).

TWICE WEEKLY - OFFICE AREAS

         1. Dust all horizontal surfaces provided that they have no loose papers on them.
         2.    Vacuum all carpeting.
         3.    Clean glass on entrance doors.
         4.    Wipe down all window sills.

MONTHLY - CORE OF BUILDRNG

         1. Wash and wax entrances - more frequently if needed.

                                   EXHIEBIT"C"

                              RULES AND REGULATIONS

1. The entrance, lobbies, passages, corridors, elevators, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or be used by them for any purpose other than for ingress and egress to and from the premises. The moving in and out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the building and to exclude from the building all freight and bulky matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

2. No curtains, blinds, shades, screens other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the premises without the prior written consent of Landlord. Interior signs on doors shall be painted, or affixed for Tenant by Landlord or by sign painters first approved by Landlord, at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

3. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent same.

4. Tenant shall comply with all security measures from time to time established by Landlord for the Building.

5. There shall be no overnight parking in the parking areas designated for the Building for which the Demised Premises is a part.

6. Upon the removal of any xerox or similar copy equipment from the Demised Premises, Tenant shall be responsible for removal of any stains on the carpet and/or walls within the Demised Premises caused by such copy equipment.

7. Tenant shall not have the right to make any lock changes or installation of burglar alarm systems, within the premises without first obtaining consent form Landlord, such consent not to be unreasonably withheld, it being understood that any lock changes shall be keyed to Landlord's master system and the cost of any such lock change shall be borne by Tenant.

8.    Floor mats must be placed under all desk chairs with wheels or casters.

9. Tenant agrees to promptly report to Landlord or Haynes Management Inc., any problems relating to Landlord performing its duties hereunder.

10. Tenant shall submit to Landlord, plan(s) showing proposed location and method of installation of phone equipment including, but not limited to, relay terminals, phone lines, and services panels, for Landlord approval. All phone jacks shall be installed within three (3") inches above floor.

11. The moving in and out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Tenant agrees that should the elevator be needed, at the expiration of the Lease term, or at any time during the term hereof, for the moving in or out of furniture, etc., that Tenant will notify Landlord and will only use the elevator during the hours of 9:30AM and 4:00PM Monday through Friday, unless approved by Landlord in writing.

                                   EXHIBIT"C"

                              RULES AND REGULATIONS

                                   (Continued)

12. The Building is a designated non-smoking facility, it is agreed that there will be no smoking in any portion. including the Demised Premises, of the Building and extends the smoke free zone to the entrances of the Building as outlined in red on the attached Exhibit "E" and made a part hereof.

13. Landlord reserves the right to assign parking stickers to tenants in the building in accordance to the parking ratio detailed in Article VI of the Lease and to enforce such parking allocations.

14. No Medical Laboratory Boxes are permitted in the common areas of the Building and should be kept inside the Demised Premises locked at all times.

15. Tenant agrees not to allow or permit either by the Tenant or its agents, employees, licensees, invitees or visitors, a pet (domestic or otherwise) on the Premises or in the Demised Premises, the exception being a "seeing-eye" dog.

                                   EXHIBIT "F"

                       SAMPLE IRREVOCABLE LETTER OF CREDIT

  November 27, 1998

  Wayne Realty Trust
  c/o: Haynes Management, Inc.
  34 Washington Street; Suite DEC7
  Wellesley Hills, MA 02481-1909

Re:      IRREVOCABLE LETTER OF CREDIT
Dear Sir/Madam:

At the request and upon the instructions of DIRECT HIT TECHNOLOGIES, INC., with current place of business at 386 Washington Street, Playhouse Square, Wellesley Hills, MA 02481-6218, we hereby issue our Irrevocable Standby Letter of Credit No._______________ in your favor for the aggregate amount of ONE HUNDRED FIFTY THOUSAND & 00/100 US DOLLARS (USD$150,000.00) effective the date hereof and expiring on January 1, 2000, available by your draft(s) at sight drawn on
(BANK), ___(ADDRESS)_______, Massachusetts (zip CODE) when accompanied by the following:

         1. The original of this Letter of Credit, and

         2. Your signed statement certifying that (1) an uncured default has occurred under a certain Lease dated December _____, 1998 between Wayne Realty Trust, as Landlord, and Direct Hit Technologies, Inc., as Tenant, covering certain Premises located at 888 Worcester Street, Wellesley, Massachusetts, 02482 AND THE AMOUNT DRAWN IS AN AMOUNT NECESSARY TO CURE SUCH DEFAULT or (2) said Letter of Credit is not extended for another twelve (12) month period at least thirty days prior to the expiration of this Letter of Credit.

Each draft must bear upon its face the clause "Drawn under ____(BANK)_____ Irrevocable Standby Letter of Credit No. _______________.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for additional periods of one (1) year up until December 31, 2001, (being the final expiration date), from the present or each future expiration date hereof, unless, at least thirty (30) days prior to such date we have notified you in writing by registered, certified or express courier mail to the above address that we elect not to renew this Letter of Credit for any such additional period.

This Letter of Credit sets forth in full the terms of our understanding and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit incorporate herein by reference any document, instrument or agreement.

This Letter of Credit is subject to the Uniform Customs and Practice of Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "Uniform Customs") with the exceptions of Articles 48(f) and 48(g) thereof. This Letter of Credit shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this credit will be duly honored if presented to the undersigned on or before December 1, 1999 or as automatically extended to the final expiration date noted above..

__________(BANK)______________

By:_____________________________________
    Authorized Signatory

    --------------------------------------
    (Print Name & Title)